Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Aspyra, Inc. and Subsidiaries
Calabasas, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 12, 2006, relating to the consolidated financial statements of Aspyra, Inc. and Subsidiaries (formerly Creative Computer Applications, Inc.) appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
June 7, 2006